Exhibit 10.1

AMENDMENT NO. 1
TO
MASTER AGREEMENT
This Amendment No. 1 (this "Amendment") to that certain Master Agreement, dated as of April 26, 2017 (the "Master Agreement"), by and between Hunter Maritime Acquisition Corp., a Marshall Islands corporation ("Hunter Maritime") and Rovison Shipping Company Limited, Frantia Shipping Company Limited, Victorscope Shipping Company Limited, Lodeo Shipping Company Limited and Vireto Shipping Company Limited, each a Cypriot company (collectively, the "Sellers" and each one of them, a "Seller"), is entered into as of May 31, 2017. Hunter Maritime and the Sellers are sometimes referred to herein collectively as the "Parties," and individually, a "Party." Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Master Agreement.
WHEREAS, in accordance with Section 10.9 of the Master Agreement, the Parties desire to amend the Master Agreement as set forth in this Amendment.
WHEREAS, all other terms and conditions contained in the Master Agreement shall remain unchanged.
NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
1.          Amendments to the Master Agreement
(a)          Aggregate Purchase Price.  The term "Aggregate Purchase Price" as used in the Master Agreement shall be amended and restated in its entirety to mean "the aggregate purchase price of $133,500,000, as such price may be reduced by the Vessel Purchase Price of any Vessel that is not delivered to Hunter Maritime or its subsidiary nominee at Closing pursuant to the related Memorandum of Agreement."
(b)          Memoranda of Agreement. The term "Memoranda of Agreement" and "MOAs" as used in the Master Agreement shall be amended and restated in its entirety to mean "the five separate memoranda of agreement, each relating to the purchase and sale of one of the Vessels, each dated April 26, 2017, by and between Hunter Maritime (having the right to nominate a subsidiary thereunder) and the applicable Seller, as modified by the applicable addendum thereto, dated May 31, 2017, by and between Hamburg Maritime NV (the subsidiary nominee of Hunter Maritime) and the applicable Seller, copies of each of which are attached hereto as Exhibits A-1 to A-5."
(c)          Schedule 1 to the Master Agreement. Schedule 1 (The Sellers and the Vessels) to the Master Agreement is hereby replaced in its entirety with Schedule 1 (The Sellers and the Vessels) hereto.
(d)          Exhibits A-1 through A-5 to the Master Agreement. Exhibits A-1 through A-5 of the Master Agreement, containing copies of the Memoranda of Agreement, each dated April 26, 2017, relating to the individual purchase and sale of each Vessel, is hereby amended and supplemented to include copies of the addenda thereto, each dated May 31, 2017, which are attached hereto as Exhibits A-1 through A-5.
(e)          Exhibit C to the Master Agreement. The Form of Right of First Refusal Agreement for Technical Management of Certain Vessels contained in Exhibit C to the Master Agreement is hereby replaced in its entirety with the revised Form of Right of First Refusal Agreement for Technical Management of Certain Vessels contained in Exhibit B hereto.
2.          Effect of this Amendment. Except as set forth in this Amendment, all other terms, conditions, and agreements contained in the Master Agreement shall remain in full force and effect.

3.          Other Miscellaneous Terms. The provisions of Article X (Miscellaneous) of the Master Agreement shall apply mutatis mutandis to this Amendment, and to the Master Agreement as modified by this Amendment, taken together as a single agreement, reflecting the terms as modified hereby.
(Remainder of page intentionally left blank.  Signature pages to follow.)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

HUNTER MARITIME ACQUISITION CORP., as Buyer

By:         /s/ Ludovic Saverys
Name:   Ludovic Saverys
Title:     Chief Financial Officer

By:         /s/ Benoit Timmermans
Name:   Benoit Timmermans
Title:     Chief Commercial Officer

ROVISON SHIPPING COMPANY LIMITED, as a Seller

By:          /s/ Evangelos Sykopetritis
 Name:     Evangelos Sykopetritis
Title:       Director

By:          /s/ Tina Photi
Name:    Tina Photi
Title:       Director

FRANTIA SHIPPING COMPANY LIMITED, as a Seller

By:          /s/ Evangelos Sykopetritis
 Name:     Evangelos Sykopetritis
Title:       Director

By:          /s/ Tina Photi
Name:    Tina Photi
Title:       Director

VICTORSCOPE SHIPPING COMPANY LIMITED, as a Seller

By:          /s/ Evangelos Sykopetritis
 Name:     Evangelos Sykopetritis
Title:       Director

By:          /s/ Tina Photi
Name:    Tina Photi
Title:       Director

LODEO SHIPPING COMPANY LIMITED, as a Seller

By:          /s/ Evangelos Sykopetritis
 Name:     Evangelos Sykopetritis
Title:       Director

By:          /s/ Tina Photi
Name:    Tina Photi
Title:       Director

VIRETO SHIPPING COMPANY LIMITED, as a Seller

By:          /s/ Evangelos Sykopetritis
 Name:     Evangelos Sykopetritis
Title:       Director

By:          /s/ Tina Photi
Name:    Tina Photi
Title:       Director

SCHEDULE 1

The Sellers and the Vessels

Vessel		Seller	Yard	Year Built	Vessel Type and Class	DWT	Flag	Price (USD)	Employment
1.	Charlotte Selmer	Victorscope Shipping Company Ltd.	New Times Shipbuilding (China)	2011	Capesize	175,154	The Republic of the Marshall Islands	27,620,000.00	Time charter with Swiss Marine, expiring minimum December 18, 2017, maximum April 17, 2018 at $13,500 per day
2.	Greta Selmer	Lodeo Shipping Company Ltd.	New Times Shipbuilding (China)	2011	Capesize	175,181	The Republic of the Marshall Islands	27,620,000.00	Voyage charter with Classic Maritime, expiring about May 18, 2017 at freight rate $6,60 pmt for route C5 Port Hedland/Qingdao
3.	Lene Selmer	Frantia Shipping Company Ltd.	New Times Shipbuilding (China)	2010	Capesize	175,397	The Republic of the Marshall Islands	25,320,000.00	Time charter with Cargill, expiring minimum July 3, 2017, maximum October 18, at $12,000 per day
4.	Hugo Selmer	Rovison Shipping Company Ltd.	New Times Shipbuilding (China)	2010	Capesize	175,401	The Republic of the Marshall Islands	25,320,000.00	Time charter with Swiss Marine, expiring April 25, 2017 at $7,000 per day, thereafter in direct continuation expiring minimum February 10, 2018, maximum July 10, 2018 at $ 8,100 per day
5.	Tom Selmer	Vireto Shipping Company Ltd.	New Times Shipbuilding (China)	2011	Capesize	175,219	The Republic of the Marshall Islands	27,620,000.00	Time charter with Swiss Marine, expiring minimum August 23, 2017, maximum February 22, 2018 at $7,700 per day

Exhibit A-1 to A-5

[Addenda to Memoranda of Agreement]

(Please see Exhibits 10.2 through 10.6 to the Form 6-K filed by Hunter Maritime Acquisition Corp., on May 31, 2017)

Exhibit B

[Form of Right of First Refusal Agreement for Technical Management of Certain Vessels]

RIGHT OF FIRST REFUSAL AGREEMENT SHIPMAN
HUNTER MARITIME ACQUISITION CORP. as grantors and AMBRA SHIPMANAGEMENT LIMITED as beneficiaries

THIS RIGHT OF FIRST REFUSAL AGREEMENT is entered into as a deed this _______________________ 2017 between HUNTER MARITIME ACQUISITION CORP., a corporation formed under the laws of the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, The Marshall Islands, (the "Grantors") and AMBRA SHIPMANAGEMENT LIMITED, LIMASSOL, CYPRUS, a company formed under the laws of Cyprus with its registered office at 168, Ayias Phylaxoes Street TCI Tower, 2nd Floor, 3083 Limassol, Cyprus, (the "Ambra"). The Grantors and Ambra are sometimes referred to herein collectively as the "Parties," and individually, a "Party."

WHEREAS:

I.	Ambra is a management company with, amongst others, dry bulk vessels under its management.

II.	The Grantors plan to either acquire or bareboat charter dry bulk vessels.

III.
The Grantors desire to grant Ambra a right of first refusal to   be appointed technical and crew ship manager of additional dry bulk vessels to be acquired or bareboat chartered by the Grantors or any of its subsidiaries or affiliates in the future, all as more closely stipulated herein and separate from the five vessels to be managed under ship management agreements dated.

IT IS AGREED

1	DEFINITIONS AND INTERPRETATION

1.1	For purposes of this Agreement, the following terms shall have the following meanings:

"Master Agreement" means an agreement dated on or about the date of this Agreement and made between the Grantors and the Sellers.

"Offer Notice" means the notice described in Clause 4.2.

Owners" means the Grantors or any affiliate, subsidiary, or entity under the control of the Grantors, or in common control with the Grantors, and each an "Owner".

"Response Notice" means the notice described in Clause 4.3.

"ROFR Eligible Vessel" or "ROFR Eligible Vessels" means one or more dry bulk vessels (other than the Vessels), purchased, bareboat chartered or to be purchased or bareboat chartered, by one or more Owners, during the ROFR Period.

"ROFR Period" means the period commencing on the Closing and ending on the date (i) that is the second anniversary of the Closing or (ii) the date on which the Grantors have offered fifteen (15) ROFR Eligible Vessels for technical and crew management by Ambra, whichever is the earlier.

"SHIPMAN" means the terms and conditions contained in the ship management agreement attached hereto as Annex "A".

1.2	Words and expressions defined in the Master Agreement and not defined in this Agreement shall have the same meaning when used in this Agreement.

1.3	In this Agreement:

1.3.1	words denoting the plural number include the singular and vice versa;

1.3.2
words denoting persons include corporations, limited liability companies, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.3.3	references to Recitals and Clauses are references to recitals and clauses of this Agreement;

1.3.4	references to this Agreement include the Recitals;

1.3.5	the headings are for the purposes of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement;

1.3.6	references to any document are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.3.7	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted;

1.3.8	references to the Grantors include its successors, transferees and assignees.

2	CONDITIONS PRECEDENT

It shall be a condition precedent to the Parties obligations under this Agreement that the Master Agreement has been duly executed by the parties thereto.

3	VESSEL ACQUISITION, CHARTER, AND SHIP MANAGEMENT RESTRICTION

The Grantors hereby covenant and undertake with Ambra that, from the date hereof and for the duration of the ROFR Period, they will not and they will ensure that no Owner will appoint a technical and crew ship manager for any ROFR Eligible Vessel unless it has (i) delivered an Offer Notice to Ambra and (ii) Ambra has declined (or is deemed to have declined) to agree to act as the technical and crew managers of the ROFR Eligible Vessel referred to in the Offer Notice.

4	RIGHT OF FIRST REFUSAL

4.1
During the ROFR Period, the Grantors grant Ambra the right, but not the obligation, to provide technical and crew ship management services for up to fifteen (15) ROFR Eligible Vessels in terms of the SHIPMAN.

4.2
In the event that an Owner intends to purchase or bareboat charter a ROFR Eligible Vessel, then as soon as practicable or in any event not later than seven (7) calendar days after the Owner agreed to purchase or bareboat charter such ROFR Eligible Vessel, the Grantors shall notify Ambra in writing and offer to appoint Ambra to act as the technical and crew ship managers of the relevant ROFR Eligible Vessel in terms of the SHIPMAN, such notice to include -

4.2.1	full details of the Owner for purposes of Box 3 and Box 22 of the SHIPMAN;

4.2.2	full details and specifications of the ROFR Eligible Vessel for the purpose of Annex "A" to the SHIPMAN;

4.2.3	full details of crew required for the ROFR Eligible Vessel for the purpose of Annex "B" of the SHIPMAN.

4.3	As soon as practicable, but in any event, within 20 days after receipt of the Offer Notice, Ambra shall notify the Grantors in writing that either:

4.3.1
it has elected to decline to act as the technical and crew ship managers of the ROFR Eligible Vessel, in which event, the Owner shall forever be free to manage the relevant ROFR Eligible Vessel as it desires; or

4.3.2	it has elected to agree to act as the technical and crew ship managers of the ROFR Eligible Vessel, in which event the notice shall include a budget for the purpose Annex "C" of the SHIPMAN.

4.4
In the event that Ambra has delivered a Response Notice in terms of Clause 4.3.2, the Grantors shall forthwith produce and deliver an original SHIPMAN, duly populated in Boxes 3 and 22, supplemented by Annexes "A", "B", and "C", and duly executed by the Owner to Ambra with a PDF copy by e-mail in advance.  Upon receipt of the PDF copy by e-mail, Ambra shall execute the SHIPMAN and return a PDF copy of the fully signed SHIPMAN by e-mail to the Owner.

4.5
In the event that Ambra fails to deliver a Response Notice in terms of Clause 4.3, Ambra shall be deemed to have declined to act as the technical and crew managers of the ROFR Eligible Vessel and Clause 4.3.1 shall be deemed applicable.

4.6
If the Owners purchase or bareboat charter one or more ROFR Eligible Vessel(s), a condition of such purchase or bareboat charter being the retention of technical and crew management services by the seller or an affiliated company of the seller, the Grantors will not be obliged to offer to appoint Ambra to act as the technical and crew ship managers of such ROFR Eligible Vessel(s).  However, in the aforesaid event that the Owners purchase or bareboat charter one or more ROFR Eligible Vessel(s) for which the Grantors will not be obliged to offer to appoint Ambra to act as the technical and crew ship managers in terms of this Clause 4.6, then, notwithstanding anything to the contrary herein and unless the Grantors have offered fifteen (15) ROFR Eligible Vessels for technical and crew management by Ambra, the right of first refusal in favour of Ambra contained in this Agreement will not expire on the second anniversary of the Closing, but will continue after the second anniversary of the Closing until the earlier of (i) the date on which Grantors have offered to appoint Ambra to act as the technical and crew ship managers of one ROFR Eligible Vessel in terms of the SHIPMAN for each ROFR Eligible Vessel(s) for which the Grantors were not obliged to offer to appoint Ambra to act as the technical and crew ship managers in terms of this Clause 4.6, and (ii) the date on which the Grantors have offered fifteen (15) ROFR Eligible Vessels owned or bareboat chartered by Owners for technical and crew management by Ambra.

5	DEEMED APPOINTMENT

5.1
With effect from the date of the Response Notice in terms of Clause 4.3.2, the Grantors shall be deemed to have appointed Ambra to act as the technical and crew ship managers of the ROFR Eligible Vessel in respect of the technical and crew management services described in and subject to the SHIPMAN.  For the purpose of the deemed appointment, the Grantors shall be deemed to have full authority to appoint Ambra as technical and crew ship managers of the ROFR Eligible Vessel on behalf of the Owner of such ROFR Eligible Vessel.

5.2
With effect from the date of the Response Notice in terms of Clause 4.3.2 Ambra shall be deemed to have agreed to act as the technical and crew managers of the ROFR Eligible Vessel for the Owner of such ROFR Eligible Vessel in respect of the technical and crew management services described in and subject to the terms of the SHIPMAN.

6	TERMINATION

6.1	In the event that the Master Agreement terminates ‑

6.1.1	the right of first refusal contained herein shall immediately cease to be exercisable;

6.1.2	any Offer Notice that may have been served under Clause 4.2 shall be deemed revoked and considered void.

6.2	In the event that the ROFR Period has expired, the right of first refusal contained herein shall lapse, always subject, however, to Clause 4.6.

7	COMMUNICATION

All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (i) upon delivery when delivered personally, (ii) upon receipt if by facsimile transmission (with confirmation of receipt thereof), (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below, or (iv) upon receipt of an e-mail to the addresses mentioned below:

If to the Grantors:

Hunter Maritime Acquisition Corp.
c/o HAMBURG MARITIME NV
De Gerlachekaai 20
2000 Antwerpen, Belgium
Attn. Mr. Benoît Timmermans
E-Mail: benoit.timmermans@cmb.be
With a copy (which shall not constitute notice) to:
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
Email:  wolfe@sewkis.com
Attention:  Gary J. Wolfe, Esq.

If to Ambra:
168, Ayias Phylaxoes Street
TCI Tower, 2nd Floor
(P.O. Box 56668)
3083 Limassol, Cyprus
Tel:  00 357 25750469
Fax:  00 357 2572937
E-mail:  management@ambrashipmanagement.com

Any Party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other Parties notice in the manner set forth in this Section.

8	RIGHTS OF THIRD PARTIES

No person other than a party to this Agreement shall have any right by virtue of the Contracts (Right of Third Parties) Act 1999 to enforce any term (whether express or implied) of this Agreement.

9	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the Agreement.

10	GOVERNING LAW

10.1
This Agreement shall be governed by and construed in accordance with English law and any dispute out of or in connection with this Agreement shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this Clause.

10.2
The arbitration shall be conducted in accordance with the London Maritime Arbitrators Association (LMAA) Terms current at the time when the arbitration proceedings are commenced. The reference shall be to three arbitrators.  A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within fourteen (14) calendar days of that notice and stating that it will appoints its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the fourteen (14) days specified.  If the other party does not appoint its own arbitrator and give notice that it has done so within the fourteen (14) days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly.  The award of a sole arbitrator shall be binding on both Parties as if the sole arbitrator had been appointed by agreement.

10.3
In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(signatures on next page)

THIS AGREEMENT has been entered into as a deed on the date above stated.

EXECUTED and DELIVERED as a DEED
by _____________________________          ______________________________
for and on behalf of
HUNTER MARITIME ACQUISITION CORP
in the presence of
_______________________________          ______________________________

EXECUTED and DELIVERED as a DEED
by _____________________________          ______________________________
for and on behalf of
AMBRA SHIPMANAGEMENT LTD.

in the presence of
_______________________________          ______________________________

ANNEX "A"
SHIPMAN

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BIMCO

SHIPMAN 2009

STANDARD SHIP MANAGEMENT AGREEMENT

PART I

1. Place and date of Agreement	2. Date of commencement of Agreement (Cls. 2, 12, 21 and 25) On delivery of the Vessel to the Owners
3. Owners (name, place of registered office and law of registry) (Cl. 1) (i) Name: Hunter Maritime Aquisition Corporation or its nominee (ii) Place of registered office: Marshall Islands (iii) Law of registry: Marshall Islands	4. Managers (name, place of registered office and law of registry) (Cl. 1) (i) Name: Ambra Shipmanagement Ltd (ii) Place of registered office: 188, Ayias Phylaxoes Street TCI Tower, 2nd Floor (P.O. Box 56888) 3083 Limassol, Cyprus (iii) Law of registry: Cypriot
5. The Company (with reference to the ISM/ISPS Codes) (state name and IMO Unique Company Identification number. If the Company is a third party then also state registered office and principal place of business) (Cls. 1 and 9(c)(i)) (i) Name: Oskar Wehr KG (GmbH & Co.) (ii) IMO Unique Company Identification number: 0280891 (iii) Place of registered office: Am Kaiserkai 18 20457 Hamburg Germany (iv) Principal place of business: Germany	6. Technical Management (state "yes" or "no" as agreed) (Cl. 4) yes 7. Crew Management (state "yes" or "no" as agreed) (Cl. 5(a)) yes 8. Commercial Management (state "yes" or "no" as agreed) (Cl. 6) no
9. Chartering Services period (only to be filled in if "yes" stated in Box 8) (Cl.6(a)) no	10. Crew Insurance arrangements (state "yes" or "no" as agreed) (i) Crew Insurances* (Cl. 5(b)): no (ii) Insurance for persons proceeding to sea onboard (Cl. 5(b)(i)): no *only to apply if Crew Management (Cl. 5(a)) agreed (see Box 7)
11. Insurance arrangements (state "yes" or "no" as agreed) (Cl. 7) no	12. Optional insurances (state optional insurance(s) as agreed, such as piracy, kidnap and ransom, loss of hire and FD & D) (Cl. 10(a)(iv)) none
13. Interest (state rate of interest to apply after due date to outstanding sums) (Cl. 9(a)) three pct plus LIBOR	14. Annual management fee (state annual amount) (Cl. 12(a)) Base fee USD 140.000 plus Peformance-based fee basis KPI's (see Annex E). Base fee to be adjusted p.a. basis KPI's - upwards or downwards by a maximum amount of USD 50.000.
15. Manager's nominated account (Cl.12(a)) Bank : Berenberg bank BIC : BEGODEHH US$ account No : 626747001 IBAN :No : DE91 2012 0000 0626 7470 01	16. Daily rate (state rate for days in excess of those agreed in budget) (Cl. 12(c)) USD 1000/day per person 17. Lay-up period / number of months (Cl.12(d)) three months
18. Minimum contract period (state number of months) (Cl. 21(a)) 24 months	19. Management fee on termination (state number of months to apply) (Cl. 22(g)) three months
20. Severance Costs (state maximum amount) (Cl. 22(h)(ii)) payable in accordance with the terms and conditions and laws and regulations governing the employment of the crew	21. Dispute Resolution (state alternative Cl. 23(a), 23(b) or 23(c); if Cl. 23(c) place of arbitration must be stated) (Cl. 23) (a) English law, London arbitration
22. Notices (state full style contact details for serving notice and communication to the Owners) (Cl. 24) C/O Booimar International De Gerlachekaai 20,2000 Antwerp, tel 3232476111/fax 3232182849e-mail booimar.operations@cmb.be	23. Notices (state full style contact details for serving notice and communication to the Managers) Cl. 24) 188, Ayias Phylaxoes Street TCI Tower, 2nd Floor (P.O. Box 56888) 3083 Limasssol, Cyprus Tel 00 357 25750469 Fax 00 357257297 E-mail management@ambrashipmanagement.com board@wehrship.de & operations@wehrship.de

It is mutually agreed between the party stated in Box 3 and the party stated in Box 4 that this Agreement consisting of PART I and PART II as well as Annexes "A" (Details of Vessel or Vessels), "B" (Details of Crew), "C" (Budget), ~~"D" (Associated Vessels)~~ and "E" (KPI~~/Fee Schedule~~) attached hereto, shall be performed subject to the conditions contained herein. In the event of a conflict of conditions, the provisions of PART I and Annexes "A", "B", "C", ~~"D"~~ and "E" shall prevail over those of PART II to the extent of such conflict but no further.

Signature(s) (Owners) Hunter Maritime Acquisition Corporation	Signature(s) (Managers) AMBRA Shipmangement Ltd

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This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

Copyright, published by BIMCO. Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org. First published 1988. Revised 1998 and 2009. Approved by the International Ship Managers' Association

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ANNEX "A" (DETAILS OF VESSEL OR VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

TBA

Date of Agreement:

Name of Vessel(s):

Particulars of Vessel(s):

Copyright, published by BIMCO   Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org   First published 1988. Revised 1998 and 2009   Approved by the International Ship Managers' Association

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

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ANNEX "B" (DETAILS OF CREW)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Details of Crew: TBA

Numbers	Rank	Nationality

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Approved by the International Ship Managers' Association
First published 1988. Revised 1998 and 2009
Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org
Copyright, published by BIMCO

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

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ANNEX "C" (BUDGET)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

Date of Agreement:

Managers' initial budget with effect from the commencement date of this Agreement (see Box 2): TBA

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Approved by the International Ship Managers' Association

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Copyright, published by BIMCO

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

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ANNEX "D" (ASSOCIATED VESSELS)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

~~NOTE: PARTIES SHOULD BE AWARE THAT BY COMPLETING THIS ANNEX "D" THEY WILL BE SUBJECT TO THE PROVISIONS OF SUB CLAUSE 22(b)(i) OF THIS AGREEMENT.~~

Date of Agreement:

Details of Associated Vessels:

Copyright, published by BIMCO
First published 1988. Revised 1998 and 2009
Approved by the International Ship Managers' Association
Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

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ANNEX "E" (KPI ~~FEE SCHEDULE~~)
TO THE BIMCO STANDARD SHIP MANAGEMENT AGREEMENT
CODE NAME: SHIPMAN 2009

KPI's attached :
(i) Technical avilability/unplanned technical off hire
(ii) Port state control deficiencies
(iii) Operating expenses (stores, spares, repairs, general expenses, luboils etc but excluding crew costs)
(iv) Drydocking costs
(v) Annual survey by an independent marine surveyor with respect to the vessel's condition

Performance Based Management Fee

After the end of each calendar year and upon termination of this Agreement the Managers shall calculate the KPI 1 to 5 and the Performance Based Management Fee ("PBMF") for the year or, in case of termination part of the year, elapsed within the following month of January, or, in case of termination, the month following the date of termination (together the Calculations).

The PBMF shall be calculated as the product of a Base Annual Management Fee of USD 140,000 (as per Box 14) times KPI 1 times KPI 2 times KPI 3 times KPI 4 times KPI 5.

In case the Vessel is operated only part of a calendar year (i.e. delivery year, or sale of vessel or termination of the Agreement) any calculation of the PBMF shall be prorated accordingly.

The Managers shall submit to Owners the calculation of the KPIs and the PBMF with supporting documents along with the differential amount (as below) in writing, at the latest by the end of the month of January each year.

Should the resulting PBMF exceed the Base Annual Management Fee the exceeding differential amount is payable to Managers by Owners within 14 days after its notification in writing by Managers. Should the resulting PBMF fall below the Base Fee the differential amount is payable to Owners by Managers within 14 days after its notification by Managers. The payment of the differential amount shall however not exceed USD 50,000.

KPI 1 Technical Availability

a)Drydock year

For the drydock year the aggregated sum of planned and unplanned technical off-hire is assumed at 20 days. Off-hire shall be understood as time when the Vessel is not ready for service and which is deducted by respective time charterers in hire statements undisputed. Thus 345 days of technical availability are planned. Ballast voyages to and from the shipyard as well as waiting time before drydocking to be always excluded from the days of technical availability.

For 345 days of technical availability the KPI 1 Technical Availability is set at 1.0. For every full day the actual technical availability exceeds 345 days the KPI 1 will be increased by 0.025 up to a maximum increase of 0.2 for 353 days of technical availability.

b)Non-drydock year

For a non-drydock year the aggregated sum of planned and unplanned technical off-hire and time lost due to port state detentions is assumed at 1 day. Off-hire shall be understood as time deducted by respective time charterers in hire statements undisputed. Thus 362 days of technical availability are planned (or 363 in a leap year, following figures in brackets to be valid for leap years). For 362 (363) days or less of technical availability the KPI 1 Technical Availability is set at 1.0.

For every full day the technical availability exceeds 362 (363) days the KPI 1 will be increased by 0.0167 up to a maximum increase of 0.05 for 365 (366) days of technical availability.

Any KPI 1 increase in view to a) or b) shall be prorated for fractions of additional days of technical availability.

KPI 2 PSC Performance

For a Port State Control deficiency ratio of 2.0 or higher the KPI 2 PSC Performance is set at 1.0.

The PSC deficiency ratio is defined as the total number of PSC remarks divided by the total number of PSC inspections in the relevant calendar year.

For every decrease of the PSC deficiency ratio by 0.1 the KPI 2 will increase by 0.0166 till a decrease in the PSC deficiency ratio to 0.5 and a maximum KPI 2 increase of 0.1 respectively. Any KPI 2 increase shall be prorated for fractions of PSC deficiency ratio decrease. In case of any PSC detention of the Vessel in the relevant year the KPI 2 will be 0.90 and cannot be increased.

KPI 3 OPEX

The budgeted amounts for Stores, Spares, Repairs, General Expenses, Lube Oils as have been agreed between the parties according to cl. 18 a) + b) of this Agreement (the Budgeted Amount) shall be defined as 100%. 100% shall set the KPI 3 OPEX at 1.0.

For every decrease of the actual costs in the relevant afore-mentioned categories compared to the Budgeted Amount by 5% in a calendar year the KPI 3 is increased by 0.1 up to a maximum increase of 0.2 for a decrease of the actual costs of 10%. For an increase of the actual costs in the relevant afore-mentioned categories compared to the Budgeted Amount by 5% in a calendar year the KPI 3 is decreased by 0.05 which shall be the maximum decrease. Any KPI 3 increase or decrease shall be prorated for fractions of decrease or increase in the above described actual costs.

Crewing costs including provisions are excluded from the KPI 3.

KPI 4 Drydocking

The budgeted amounts for shipyard costs and supplies related to the Drydocking as have been agreed between the parties according to cl. 18 a) + b) of this Agreement (the Budgeted Amount Drydocking) shall be defined as 100%. 100% shall set the KPI 4 Drydocking at 1.0.

For every decrease of the actual costs in the relevant afore-mentioned categories compared to the Budgeted Amount Drydocking by 10% in a calendar year the KPI 4 is increased by 0.1 up to a maximum increase of 0.2. For an increase of the actual costs in the relevant afore-mentioned categories compared to the Budgeted Amount Drydocking by 10% in a calendar year the KPI 4 is decreased by 0.05 which shall be the maximum decrease. Any KPI 4 increase or decrease shall be prorated for fractions of decrease or increase in the above described actual costs.

No decrease of KPI 4 below 1.0 shall be made in case of a Force Majeure event, as described in clause 17 (a).

Continued

This document is a computer generated SHIPMAN 2009 form printed by authority of BIMCO. Any insertion or deletion to the form must be clearly visible. In the event of any modification made to the pre-printed text of this document which is not clearly visible, the text of the original BIMCO approved document shall apply. BIMCO assumes no responsibility for any loss, damage or expense as a result of discrepancies between the original BIMCO approved document and this computer generated document.

interManager
Copyright, published by BIMCO Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org First published 1988. Revised 1998 and 2009 Approved by the International Ship Managers' Association

Printed by BIMCO's idea

SHIPMAN 2009

Standard ship management agreement

PART 1

InterManager

Approved by the International Ship Managers' Associ

First published 1988. Revised 1998 and 2009

Explanatory Notes for SHIPMAN 2009 are available from BIMCO at www.bimco.org

Copyright, published by BIMCO

(Continued)

KPI 6 Vessel Condition

The Vessel shall be visited regularly every calendar year in January by an independent marine surveyor company (the Surveyor) for a technical condition survey (the Survey). Owners and Managers shall agree on the Surveyor. Managers will instruct the Surveyor and will coordinate the Survey.

The score that is achieved in the first Survey of the Vessel shall be 100% and shall set the KPI 6 Vessel Condition to 1.0. The first Survey of the Vessel shall be conducted as soon as possible after change of ownership.
For an improvement of the score in a subsequent Survey compared to the preceding Survey by 6% the KPI 6 shall be increased by 0.06 up to a maximum increase of the KPI 6 to 1.1. For a decline of the score in a subsequent Survey compared to the preceding Survey by 6% the KPI 6 shall be decreased by 0.06 which shall be the maximum decrease.

Fractional increases or decreases of the Survey score to be prorated in the KPI 6.

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SECTION 1 – Basis of the Agreement

1. Definitions

In this Agreement save where the context otherwise requires, **words and expressions defined in the Master Agreement and not defined in this Agreement shall have the same meaning when used in this Agreement. Notwithstanding the foregoing** the following words and expressions shall have the meanings hereby assigned to them:

"Company" (with reference to the ISM Code and the ISPS Code) means the organization identified in Box 5 or any replacement organization appointed by the Owners from time to time (see Sub-clauses 9(b)(i) or 9(c)(ii), whichever is applicable).

"Crew" means the personnel of the numbers, rank and nationality specified in Annex "B" hereto.

"Crew Insurances" means insurance of liabilities in respect of crew risks which shall include but not be limited to death, permanent disability, sickness, injury, repatriation, shipwreck unemployment indemnity and loss of personal effects (see Sub-clause 5(b) (Crew Insurances) and Clause 7 (Insurance Arrangements) and Clause 10 (Insurance Policies) and Boxes 10 and 11).

"Crew Support Costs" means all expenses of a general nature which are not particularly referable to any individual vessel for the time being managed by the Managers and which are incurred by the Managers for the purpose of providing an efficient and economic management service and, without prejudice to the generality of the foregoing, shall include the cost of crew standby pay, training schemes for officers and ratings, cadet training schemes, sick pay, study pay, recruitment and interviews.

"Flag State" means the State whose flag the Vessel is flying.

"HMAC" means Hunter Maritime Acquisition Corporation.

"ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention and any amendment thereto or substitution therefor.

"ISPS Code" means the International Code for the Security of Ships and Port Facilities and the relevant amendments to Chapter XI of SOLAS and any amendment thereto or substitution therefor.

"LIBOR" means the interest rate per annum equal to the applicable three month London Interbank Offered Rate for deposits in United States dollars as quoted by Thomson Reuters at 11.00 am (London time) on the date from which interest is accrued under this Agreement. If Thomson Reuters information service fails to display such rate on any day when a rate is to be determined as aforesaid, but such rate is displayed on the relevant Bloomberg screen or is directly available from the Intercontinental Exchange (ICE) Benchmark Administration Limited (or any other person that takes over administration of that rate) it shall be determined from that source accordingly.

"Managers" means the party identified in Box 4.

"Management Services" means the services specified in SECTION 2 - Services (Clauses 4 through 7) as indicated affirmatively in Boxes 6 through 8, 10 and 11, and all other functions performed by the Managers under the terms of this Agreement.

"Master Agreement" means the agreement between Rovison Shipping Company Limited, Frantia Shipping Company Limited, Victorscope Shiupping Company Limited, Lodeo Shipping Company Limited and Vireto Shipping Company Limited and Hunter Maritime Acquisition Corporation dated 26th April 2017.

"Nominee" means a company nominated by HMAC.

"Owners" means the party identified in Box 3.

"Severance Costs" means the costs which are legally required to be paid to the Crew as a result of the early

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termination of any contracts for service on the Vessel.

"SMS" means the Safety Management System (as defined by the ISM Code).

"STCW 95" means the International Convention on Standards of Training, Certification and Watchkeeping for Seafarers, 1978, as amended in 1995 and any amendment thereto or substitution therefor.

"Vessel" means the vessel or vessels details of which are set out in Annex "A" attached hereto.

2. Commencement and Appointment

With effect from the date stated in Box 2 for the commencement of the Management Services and continuing unless and until terminated as provided herein, the Owners hereby appoint the Managers and the Managers hereby agree to act as the Managers of the Vessel in respect of the Management Services.

3. Authority of the Managers

Subject to the terms and conditions herein provided, during the period of this Agreement the Managers shall carry out the Management Services in respect of the Vessel as agents for and on behalf of the Owners. The Managers shall have authority to take such actions as they may from time to time in their absolute discretion consider to be necessary to enable them to perform the Management Services in accordance with sound ship management practice, including but not limited to compliance with all relevant rules and regulations.

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SECTION 2 – Services

4. Technical Management

(only applicable if agreed according to Box 6).

The Managers shall provide technical management which includes, but is not limited to, the following services:

(a) ensuring that the Vessel complies with the requirements of the law of the Flag State;

(b) ensuring compliance with the ISM Code;

(c) ensuring compliance with the ISPS Code;

(d) providing competent personnel to supervise the maintenance and general efficiency of the Vessel;

(e) (i) -arranging and supervising ~~dry dockings~~, repairs~~, alterations~~ and the maintenance of the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society, and with the law of the Flag State and of the places where the Vessel is required to trade;

(ii) In consulation with the Owners arranging and supervising dry dockings and alterations to the Vessel to the standards agreed with the Owners provided that the Managers shall be entitled to incur the necessary expenditure to ensure that the Vessel will comply with all requirements and recommendations of the classification society and of the places where the Vessel is required to trade.

(f) arranging the supply of necessary stores, spares and lubricating oil;

(g) appointing surveyors and technical consultants as the Managers may consider from time to time to be necessary;

(h) in accordance with the Owners' instructions, supervising the sale and physical delivery of the Vessel under the sale agreement. However services under this Sub-clause 4(h) shall not include negotiation of the sale agreement or transfer of ownership of the Vessel;

(i) arranging for the supply of provisions ~~unless provided by the Owners~~; and

(j) arranging for the sampling and testing of bunkers.

5. Crew Management and Crew Insurances

(a) *Crew Management*

(only applicable if agreed according to Box 7)

The Managers shall provide suitably qualified Crew who shall comply with the requirements of STCW 95. The provision of such crew management services includes, but is not limited to, the following services:

(i) selecting, engaging and providing for the administration of the Crew, including, as applicable, payroll arrangements, pension arrangements, tax, social security contributions and other mandatory dues related to their employment payable in each Crew member's country of domicile;

(ii) ensuring that the applicable requirements of the law of the Flag State in respect of rank, qualification and certification of the Crew and employment regulations, such as Crew's tax and social insurance, are satisfied;

(iii) ensuring that all Crew have passed a medical examination with a qualified doctor certifying that they are fit for the duties for which they are engaged and are in possession of valid medical certificates issued in accordance with appropriate Flag State requirements or such higher standard of medical examination as may be agreed with the Owners. In the absence of applicable Flag State requirements the medical certificate shall be valid at the time when the respective Crew member arrives on board the Vessel and shall be maintained for the duration of the service on board the Vessel;

(iv) ensuring that the Crew shall have a common working language and a command of the English language of a sufficient standard to enable them to perform their duties safely;

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(v) arranging transportation of the Crew, including repatriation;

(vi) training of the Crew;

(vii) conducting union negotiations; and

(viii) if the Managers are the Company, ensuring that the Crew, on joining the Vessel, are given proper familiarisation with their duties in relation to the Vessel's SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.

(ix) if the Managers are **not** the Company:

(1) ensuring that the Crew, before joining the Vessel, are given proper familiarisation with their duties in relation to the ISM Code; and

(2) instructing the Crew to obey all reasonable orders of the Company in connection with the operation of the SMS.

(x) Where Managers are **not** providing technical management services in accordance with Clause 4 (Technical Management):

(1) ensuring that no person connected to the provision and the performance of the crew management services shall proceed to sea on board the Vessel without the prior consent of the Owners (such consent not to be unreasonably withheld); and

(2) ensuring that in the event that the Owners' drug and alcohol policy requires measures to be taken prior to the Crew joining the Vessel, implementing such measures;

(b) Crew Insurances
*(only applicable if Sub-clause 5(a) applies **and** if agreed according to Box 10)*
The Managers shall throughout the period of this Agreement provide the following services:

(i) arranging Crew Insurances in accordance with the best practice of prudent managers of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations. Insurances for any other persons proceeding to sea onboard the Vessel may be separately agreed by the Owners and the Managers (see Box 10);

(ii) ensuring that the Owners are aware of the terms, conditions, exceptions and limits of liability of the insurances in Sub-clause 5(b)(i);

(iii) ensuring that all premiums or calls in respect of the insurances in Sub-clause 5(b)(i) are paid by their due date;

(iv) if obtainable at no additional cost, ensuring that insurances in Sub-clause 5(b)(i) name the Owners as a joint assured with full cover and, unless otherwise agreed, on terms such that Owners shall be under no liability in respect of premiums or calls arising in connection with such insurances.

(v) providing written evidence, to the reasonable satisfaction of the Owners, of the Managers' compliance with their obligations under Sub-clauses 5(b)(ii), and 5(b)(iii) within a reasonable time of the commencement of this Agreement, and of each renewal date and, if specifically requested, of each payment date of the insurances in Sub-clause 5(b)(i).

6. Commercial Management
(only applicable if agreed according to Box 8).
The Managers shall provide the following services for the Vessel in accordance with the Owners' instructions, which shall include but not be limited to:

(a) seeking and negotiating employment for the Vessel and the conclusion (including the execution thereof) of charter parties or other contracts relating to the employment of the Vessel. If such a contract exceeds the period stated in Box 9, consent thereto in writing shall first be obtained from the Owners;

(b) arranging for the provision of bunker fuels of the quality specified by the Owners as required for the Vessel's trade;

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(c) voyage estimating and accounting and calculation of hire, freights, demurrage and/or despatch monies due from or due to the charterers of the Vessel; assisting in the collection of any sums due to the Owners related to the commercial operation of the Vessel in accordance with Clause 11 (Income Collected and Expenses Paid on Behalf of Owners);

If any of the services under Sub-clauses 6(a), 6(b) and 6(c) are to be excluded from the Management Fee, remuneration for these services must be stated in Annex E (Fee Schedule). See Sub-clause 12(e).

(d) issuing voyage instructions;

(e) appointing agents;

(f) appointing stevedores; and

(g) arranging surveys associated with the commercial operation of the Vessel.

7. Insurance Arrangements

(only applicable if agreed according to Box 11).

The Managers shall arrange insurances in accordance with Clause 10 (Insurance Policies), on such terms as the Owners shall have instructed or agreed, in particular regarding conditions, insured values, deductibles, franchises and limits of liability.

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SECTION 3 – Obligations

8. Managers' Obligations

(a) The Managers undertake to use their best endeavours to provide the Management Services as agents for and on behalf of the Owners in accordance with sound ship management practice and to protect and promote the interests of the Owners in all matters relating to the provision of services hereunder.

Provided however, that in the performance of their management responsibilities under this Agreement, the Managers shall be entitled to have regard to their overall responsibility in relation to all vessels as may from time to time be entrusted to their management and in particular, but without prejudice to the generality of the foregoing, the Managers shall be entitled to allocate available supplies, manpower and services in such manner as in the prevailing circumstances the Managers in their absolute discretion consider to be fair and reasonable.

(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), they shall procure that the requirements of the Flag State **and the Classification Societies** are satisfied and they shall agree to be appointed as the Company, assuming the responsibility for the operation of the Vessel and taking over the duties and responsibilities imposed by the ISM Code and the ISPS Code, if applicable.

(c) Notwisthstanding the Management Services that the Managers have agreed to provide hereunder, nothing in this Agreement shall require the Managers or any person appointed by the Managers to act in any manner which the Managers consider would be reasonably likely to :

(i) conflict with any laws or regulations applicable to the Owners, the Vessel or the Managers, or the terms of any permits, consents or licences issued thereunder by any competent authority in any relevant jurisdiction which are binding on the Owners, the Vessel or the Managers; or

(ii) expose the Managers or any person appointed by the Managers to any risk of criminal liability or prosecution in any jurisdiction.

9. Owners' Obligations

(a) The Owners shall pay all sums due to the Managers punctually in accordance with the terms of this Agreement. In the event of payment after the due date of any outstanding sums the Manager shall be entitled to charge interest at the rate stated in Box 13.

(b) Where the Managers are providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:

(i) report (or where the Owners are not the registered owners of the Vessel procure that the registered owners report) to the Flag State administration the details of the Managers as the Company as required to comply with the ISM and ISPS Codes;

(ii) procure that any officers and ratings supplied by them or on their behalf comply with the requirements of STCW 95; and

(iii) instruct such officers and ratings to obey all reasonable orders of the Managers (in their capacity as the Company) in connection with the operation of the Managers' safety management system.

(c) Where the Managers are **not** providing technical management services in accordance with Clause 4 (Technical Management), the Owners shall:

(i) procure that the requirements of the Flag State are satisfied and notify the Managers upon execution of this Agreement of the name and contact details of the organization that will be the Company by completing Box 5;

(ii) if the Company changes at any time during this Agreement, notify the Managers in a timely manner of the name and contact details of the new organization;

(iii) procure that the details of the Company, including any change thereof, are reported to the Flag State administration as required to comply with the ISM and ISPS Codes. The Owners shall advise the Managers in a timely manner when the Flag State administration has approved the Company; and

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(iv) unless otherwise agreed, arrange for the supply of provisions at their own expense.

(d) Where the Managers are providing crew management services in accordance with Sub-clause 5(a) the Owners shall:

(i) inform the Managers prior to ordering the Vessel to any excluded or additional premium area under any of the Owners' Insurances by reason of war risks and/or piracy or like perils and pay whatever additional costs may properly be incurred by the Managers as a consequence of such orders including, if necessary, the costs of replacing any member of the Crew. Any delays resulting from negotiation with or replacement of any member of the Crew as a result of the Vessel being ordered to such an area shall be for the Owners' account. Should the Vessel be within an area which becomes an excluded or additional premium area the above provisions relating to cost and delay shall apply;

(ii) agree with the Managers prior to any change of flag of the Vessel and pay whatever additional costs may properly be incurred by the Managers as a consequence of such change. ~~If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e);~~ and

(iii) provide, at no cost to the Managers, in accordance with the requirements of the law of the Flag State, or higher standard, as mutually agreed, adequate Crew accommodation and living standards.

~~**(e)** Where the Managers are **not** the Company, the Owners shall ensure that Crew are properly familiarised with their duties in accordance with the Vessel's SMS and that instructions which are essential to the SMS are identified, documented and given to the Crew prior to sailing.~~

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SECTION 4 – Insurance, Budgets, Income, Expenses and Fees

10. Insurance Policies

The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements) or otherwise, that throughout the period of this Agreement:

(a) at the Owners' expense, the Vessel is insured for not less than its sound market value or entered for its full gross tonnage, as the case may be for:

(i) hull and machinery marine risks (including but not limited to crew negligence) and excess liabilities;

(ii) protection and indemnity risks (including but not limited to pollution risks, diversion expenses and, except to the extent insured separately by the Managers in accordance with Sub-clause 5(b)(i), Crew Insurances);

NOTE: If the Managers are not providing crew management services under Sub-clause 5(a) (Crew Management) or have agreed not to provide Crew Insurances separately in accordance with Sub-clause 5(b)(i), then such insurances must be included in the protection and indemnity risks cover for the Vessel (see Sub-clause 10(a)(ii) above).

(iii) war risks (including but not limited to blocking and trapping, protection and indemnity, terrorism and crew risks); and

(iv) such optional insurances as may be agreed (such as piracy, kidnap and ransom, loss of hire and FD & D) (see Box 12)

Sub-clauses 10(a)(i) through 10(a)(iv) all in accordance with the best practice of prudent owners of vessels of a similar type to the Vessel, with sound and reputable insurance companies, underwriters or associations ("the Owners' Insurances");

(b) all premiums and calls on the Owners' Insurances are paid by their due date;

(c) the Owners' Insurances name the Managers and, subject to underwriters' agreement, any third party designated by the Managers as a joint assured, with full cover. It is understood that in some cases, such as protection and indemnity, the normal terms for such cover may impose on the Managers and any such third party a liability in respect of premiums or calls arising in connection with the Owners' Insurances.

If obtainable at no additional cost, however, the Owners shall procure such insurances on terms such that neither the Managers nor any such third party shall be under any liability in respect of premiums or calls arising in connection with the Owners' Insurances. In any event, on termination of this Agreement in accordance with Clause 21 (Duration of the Agreement) and Clause 22 (Termination), the Owners shall procure that the Managers and any third party designated by the Managers as joint assured shall cease to be joint assured and, if reasonably achievable, that they shall be released from any and all liability for premiums and calls that may arise in relation to the period of this Agreement; and

(d) written evidence is provided, to the reasonable satisfaction of the Managers, of the Owners' compliance with their obligations under this Clause 10 within a reasonable time of the commencement of the Agreement, and of each renewal date and, if specifically requested, of each payment date of the Owners' Insurances.

11. Income Collected and Expenses Paid on Behalf of Owners

(a) Except as provided in Sub-clause 11(c) all monies collected by the Managers under the terms of this Agreement (other than monies payable by the Owners to the Managers) and any interest thereon shall be held to the credit of the Owners in a separate bank account.

(b) All expenses incurred by the Managers under the terms of this Agreement on behalf of the Owners (including expenses as provided in Clause 12(c)) may be debited against the Owners in the account referred to under Sub-clause 11(a) but shall in any event remain payable by the Owners to the Managers on demand.

(c) All monies collected by the Managers under Clause 6 (Commercial Management) shall be paid into a bank account in the name of the Owners or as may be otherwise advised by the Owners in writing.

12. Management Fee and Expenses

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(a) The Owners shall pay to the Managers a~~n~~ **basic** annual management fee as stated in Box 14 for their services as Managers under this Agreement, which shall be payable in equal monthly instalments in advance, the first instalment (pro rata if appropriate) being payable on the commencement of this Agreement (see Clause 2 (Commencement and Appointment) and Box 2) and subsequent instalments being payable at the beginning of every calendar month. The management fee shall be payable to the Managers' nominated account stated in Box 15.

(b) The management fee shall be **as in Box 14 for the duration of this Agreement** ~~.subject to an annual review and the proposed fee shall be presented in the annual budget in accordance with Sub-clause 13(a)~~. **Such fee shall also be adjusted upwards or downwards retroactively for the elapsed year, by up to a maximum amount of USD 50.000 on the basis of KPI's as in Annex E.**

(c) The Managers shall, at no extra cost to the Owners, provide their own office accommodation, office staff, facilities and stationery. Without limiting the generality of this Clause 12 (Management Fee and Expenses) the Owners shall reimburse the Managers for postage and communication expenses, travelling expenses, and other out of pocket expenses properly incurred by the Managers in pursuance of the Management Services. Any days used by the Managers' personnel travelling to or from or attending on the Vessel or otherwise used in connection with the Management Services in excess of **seven (7) days in any calendar year (or pro rata of a calendar year)** ~~those agreed in the budget~~ shall be charged at the daily rate stated in Box 16.

(d) If the Owners decide to layup the Vessel and such layup lasts for more than the number of months stated in Box 17, an appropriate reduction of the Management Fee for the period exceeding such period until one month before the Vessel is again put into service shall be mutually agreed between the parties. If the Managers are providing crew management services in accordance with Sub-clause 5(a), **reasonable** consequential costs of reduction and reinstatement of the Crew shall be for the Owners' account. ~~If agreement cannot be reached then either party may terminate this Agreement in accordance with Sub-clause 22(e).~~

(e) Save as otherwise provided in this Agreement, all discounts and commissions obtained by the Managers in the course of the performance of the Management Services shall be credited to the Owners **always provided that any such discounts and commissions obtained by the Managers on account of the fleet under the Managers' management shall be credited on a pro rata basis between the Owners of the vessels under the Managers' management.**

13. Budgets and Management of Funds

(a) The Managers' initial budget is set out in Annex "C" hereto. Subsequent budgets shall be for twelve month periods and shall be prepared by the Managers and presented to the Owners **by no later than 30th November of each year**~~not less than three months before the end of the budget year~~. **Such budgets shall be in line with the initial budget in Annex "C", annual forecasted budgets for the remaining period of this Agreement to be provided by the Managers together with the twelve month budgets to be submitted by no later than November 30th of each year as well as in line with the Owners' specific requirements.**

~~**(b)** The Owners shall state to the Managers in a timely manner, but in any event within one month of presentation, whether or not they agree to each proposed annual budget. The parties shall negotiate in good faith and if they fail to agree on the annual budget, including the management fee, either party may terminate this Agreement in accordance with Sub-clause 22(e).~~

(c) ~~Following the agreement of the budget, t~~The Managers shall prepare and present to the Owners their estimate of the working capital requirement for the Vessel and shall each month request the Owners in writing to pay the funds required to run the Vessel for the ensuing month, including the payment of any occasional or extraordinary item of expenditure, such as emergency repair costs, additional insurance premiums, bunkers or provisions. Such funds shall be received by the Managers within ten running days after the receipt by the Owners of the Managers' written request and shall be held to the credit of the Owners in a separate bank account.

(d) The Managers shall at all times maintain and keep true and correct accounts in respect of the Management Services in accordance with the relevant International Financial Reporting Standards or such other standard

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as the parties may agree, including records of all costs and expenditure incurred, and produce a comparison between budgeted and actual income and expenditure of the Vessel in such form and at such intervals as shall be mutually agreed.

The Managers shall make such accounts available for inspection and auditing by the Owners and/or their representatives in the Managers' offices or by electronic means, provided reasonable notice is given by the Owners.

(e) Notwithstanding anything contained herein, the Managers shall in no circumstances be required to use or commit their own funds to finance the provision of the Management Services.

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SECTION 5 – Legal, General and Duration of Agreement

14. Trading Restrictions

If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners and the Managers will, prior to the commencement of this Agreement, agree on any trading restrictions to the Vessel that may result from the terms and conditions of the Crew's employment.

15. Replacement

If the Managers are providing crew management services in accordance with Sub-clause 5(a) (Crew Management), the Owners may require the replacement, at their own expense, at the next reasonable opportunity, of any member of the Crew found on reasonable grounds to be unsuitable for service. If the Managers have failed to fulfil their obligations in providing suitable qualified Crew within the meaning of Sub-clause 5(a) (Crew Management), then such replacement shall be at the Managers' expense.

16. Managers' Right to Sub-Contract

The Managers may subcontract technical mangement in full or in part to Oskar Wehr KG (GmbH & Co.) or any affiliate or subsidiary thereof. The Managers shall **otherwise** not subcontract any of their obligations hereunder without the prior written consent of the Owners which shall not be unreasonably withheld. In the event of such a sub-contract the Managers shall remain fully liable for the due performance of their obligations under this Agreement.

17. Responsibilities

(a) *Force Majeure*

Neither party shall be liable for any loss, damage or delay due to any of the following force majeure events and/or conditions to the extent that the party invoking force majeure is prevented or hindered from performing any or all of their obligations under this Agreement, provided they have made all reasonable efforts to avoid, minimize or prevent the effect of such events and/or conditions:

(i) acts of God;

(ii) any Government requisition, control, intervention, requirement or interference;

(iii) any circumstances arising out of war, threatened act of war or warlike operations, acts of terrorism, sabotage or piracy, or the consequences thereof;

(iv) riots, civil commotion, blockades or embargoes;

(v) epidemics;

(vi) earthquakes, landslides, floods or other extraordinary weather conditions;

(vii) strikes, lockouts or other industrial action, unless limited to the employees (which shall not include the Crew) of the party seeking to invoke force majeure;

(viii) fire, accident, explosion except where caused by negligence of the party seeking to invoke force majeure; and

(ix) any other similar cause beyond the reasonable control of either party.

(b) *Liability to Owners*

(i) Without prejudice to Sub-clause 17(a), the Managers shall be under no liability whatsoever to the Owners for any loss, damage, delay or expense of whatsoever nature, whether direct or indirect, (including but not limited to loss of profit arising out of or in connection with detention of or delay to the Vessel) and howsoever arising in the course of performance of the Management Services UNLESS same is proved to have resulted solely from the negligence~~, gross negligence~~ or wilful default of the Managers or their employees or agents, or sub-contractors employed by them in connection with the Vessel, in which case (save where loss, damage, delay or expense has resulted from the Managers' personal act or omission committed with the intent to cause same or recklessly and with knowledge that such loss, damage, delay or expense would probably result) the Managers' liability for each incident or series of incidents giving rise to a claim or claims shall never exceed a total of ten (10) times the annual management fee payable hereunder.

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(ii) *Acts or omissions of the Crew* - Notwithstanding anything that may appear to the contrary in this Agreement, the Managers shall not be liable for any acts or omissions of the Crew, even if such acts or omissions are negligent, grossly negligent or wilful, except only to the extent that they are shown to have resulted from a failure by the Managers to discharge their obligations under Clause 5(a) (Crew Management), in which case their liability shall be limited in accordance with the terms of this Clause 17 (Responsibilities).

(c) *Indemnity*
Except to the extent and solely for the amount therein set out that the Managers would be liable under Sub-clause 17(b), the Owners hereby undertake to keep the Managers and their employees, agents and sub-contractors indemnified and to hold them harmless against all actions, proceedings, claims, demands or liabilities whatsoever or howsoever arising which may be brought against them or incurred or suffered by them arising out of or in connection with the performance of this Agreement, and against and in respect of all costs, loss, damages and expenses (including legal costs and expenses on a full indemnity basis) which the Managers may suffer or incur (either directly or indirectly) in the course of the performance of this Agreement.

(d) *"Himalaya"*
It is hereby expressly agreed that no employee or agent of the Managers (including every sub-contractor from time to time employed by the Managers) shall in any circumstances whatsoever be under any liability whatsoever to the Owners for any loss, damage or delay of whatsoever kind arising or resulting directly or indirectly from any act, neglect or default on his part while acting in the course of or in connection with his employment and, without prejudice to the generality of the foregoing provisions in this Clause 17 (Responsibilities), every exemption, limitation, condition and liberty herein contained and every right, exemption from liability, defence and immunity of whatsoever nature applicable to the Managers or to which the Managers are entitled hereunder shall also be available and shall extend to protect every such employee or agent of the Managers acting as aforesaid and for the purpose of all the foregoing provisions of this Clause 17 (Responsibilities) the Managers are or shall be deemed to be acting as agent or trustee on behalf of and for the benefit of all persons who are or might be their servants or agents from time to time (including sub-contractors as aforesaid) and all such persons shall to this extent be or be deemed to be parties to this Agreement.

18. General Administration

(a) The Managers shall keep the Owners and, if appropriate, the Company informed in a timely manner of any incident of which the Managers become aware which gives or may give rise to delay to the Vessel or claims or disputes involving third parties.

(b) The Managers shall handle and settle all claims and disputes arising out of the Management Services hereunder, unless the Owners instruct the Managers otherwise. The Managers shall keep the Owners appropriately informed in a timely manner throughout the handling of such claims and disputes.

(c) The Owners may request the Managers to bring or defend other actions, suits or proceedings related to the Management Services, on terms to be agreed.

(d) The Managers shall have power to obtain appropriate legal or technical or other outside expert advice in relation to the handling and settlement of claims in relation to Sub-clauses 18(a) and 18(b) and disputes and any other matters affecting the interests of the Owners in respect of the Vessel, unless the Owners instruct the Managers otherwise.

(e) On giving reasonable notice, the Owners may request, and the Managers shall in a timely manner make available, all documentation, information and records in respect of the matters covered by this Agreement either related to mandatory rules or regulations or other obligations applying to the Owners in respect of the Vessel (including but not limited to STCW 95, the ISM Code and ISPS Code) to the extent permitted by relevant legislation.

On giving reasonable notice, the Managers may request, and the Owners shall in a timely manner make available, all documentation, information and records reasonably required by the Managers to enable them to perform the Management Services.

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(f) The Owners shall arrange for the provision of any necessary guarantee bond or other security.

(g) Any costs incurred by the Managers in carrying out their obligations according to this Clause 18 (General Administration) shall be reimbursed by the Owners.

(h) The Managers shall submit quarterly reports to the Owners regarding the management of the Vessels in a form to be agreed.

19. Inspection of Vessel

The Owners may at any time after giving reasonable notice to the Managers inspect the Vessel for any reason they consider necessary.

20. Compliance with Laws and Regulations

The parties will not do or permit to be done anything which might cause any breach or infringement of the laws and regulations of the Flag State, or of the places where the Vessel trades.

21. Duration of the Agreement

(a) This Agreement shall come into effect at the date stated in Box 2 and shall continue until terminated by either party by giving notice to the other; in which event this Agreement shall terminate upon the expiration of the later of the number of months stated in Box 18 or a period of two (2) months from the date on which such notice is received, unless terminated earlier in accordance with Clause 22 (Termination).

(b) Where the Vessel is not at a mutually convenient port or place on the expiry of such period, this Agreement shall terminate on the subsequent arrival of the Vessel at the next mutually convenient port or place.

22. Termination

(a) *Owners' or Managers' default*

If either party fails to meet their obligations under this Agreement, the other party may give notice to the party in default requiring them to remedy it. In the event that the party in default fails to remedy it within a reasonable time to the reasonable satisfaction of the other party, that party shall be entitled to terminate this Agreement with immediate effect by giving notice to the party in default.

(b) *Notwithstanding Sub-clause 22(a):*

(i) The Managers shall be entitled to terminate the Agreement with immediate effect by giving notice to the Owners if any monies payable by the Owners ~~and/or the owners of any associated vessel, details of which are listed in Annex "D",~~ shall not have been received in the Managers' nominated account within ten days (10) of receipt by the Owners of the Managers' written request, or if the Vessel is repossessed by the Mortgagee(s).

(ii) If the Owners proceed with the employment of or continue to employ the Vessel in the carriage of contraband, blockade running, or in an unlawful trade, or on a voyage which in the reasonable opinion of the Managers is unduly hazardous or improper, the Managers may give notice of the default to the Owners, requiring them to remedy it as soon as practically possible. In the event that the Owners fail to remedy it within a reasonable time to the satisfaction of the Managers, the Managers shall be entitled to terminate the Agreement with immediate effect by notice.

(iii) If either party fails to meet their respective obligations under Sub-clause 5(b) (Crew Insurances) and Clause 10 (Insurance Policies), the other party may give notice to the party in default requiring them to remedy it within ten (10) days, failing which the other party may terminate this Agreement with immediate effect by giving notice to the party in default.

(c) *Extraordinary Termination*

This Agreement shall be deemed to be terminated in the case of the sale of the Vessel or, if the Vessel becomes a total loss or is declared as a constructive or compromised or arranged total loss or is requisitioned or has been declared missing or, if bareboat chartered, unless otherwise agreed, when the bareboat charter comes to an end.

(d) *For the purpose of Sub-clause 22(c) hereof:*

(i) the date upon which the Vessel is to be treated as having been sold or otherwise disposed of shall be

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the date on which the Vessel's owners cease to be the registered owners of the Vessel;

(ii) the Vessel shall be deemed to be lost either when it has become an actual total loss or agreement has been reached with the Vessel's underwriters in respect of its constructive total loss or if such agreement with the Vessel's underwriters is not reached it is adjudged by a competent tribunal that a constructive loss of the Vessel has occurred; and

(iii) the date upon which the Vessel is to be treated as declared missing shall be ten (10) days after the Vessel was last reported or when the Vessel is recorded as missing by the Vessel's underwriters, whichever occurs first. A missing vessel shall be deemed lost in accordance with the provisions of Sub-clause 22(d)(ii).

~~**(e)** In the event the parties fail to agree the annual budget in accordance with Sub-clause 13(b), or to agree a change of flag in accordance with Sub-clause 9(d)(ii), or to agree to a reduction in the Management Fee in accordance with Sub-clause 12(d), either party may terminate this Agreement by giving the other party not less than one month's notice, the result of which will be the expiry of the Agreement at the end of the current budget period or on expiry of the notice period, whichever is the later.~~

(f) This Agreement shall terminate forthwith in the event of an order being made or resolution passed for the winding up, dissolution, liquidation or bankruptcy of either party (otherwise than for the purpose of reconstruction or amalgamation) or if a receiver or administrator is appointed, or if it suspends payment, ceases to carry on business or makes any special arrangement or composition with its creditors.

(g) In the event of the termination of this Agreement for any reason other than default by the Managers **or termination of this Agreement by the Managers** the management fee payable to the Managers according to the provisions of Clause 12 (Management Fee and Expenses), shall continue to be payable for a further period of the number of months stated in Box 19 as from the effective date of termination. If Box 19 is left blank then ninety (90) days shall apply.

(h) In addition, where the Managers provide Crew for the Vessel in accordance with Clause 5(a) (Crew Management):

(i) the Owners shall continue to pay Crew Support Costs during the said further period of the number of months stated in Box 19; and

(ii) the Owners shall pay an equitable proportion of any Severance Costs which may be incurred, not exceeding the amount stated in Box 20. The Managers shall use their reasonable endeavours to minimise such Severance Costs.

(i) On the termination, for whatever reason, of this Agreement, the Managers shall release to the Owners, if so requested, the originals where possible, or otherwise certified copies, of all accounts and all documents specifically relating to the Vessel and its operation.

(j) The termination of this Agreement shall be without prejudice to all rights accrued due between the parties prior to the date of termination.

23. BIMCO Dispute Resolution Clause

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Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

(b) This Agreement shall be governed by and construed in accordance with Title 9 of the United States Code and the Maritime Law of the United States and any dispute arising out of or in connection with this Agreement shall be referred to three persons at New York, one to be appointed by each of the parties hereto, and the third by the two so chosen; their decision or that of any two of them shall be final, and for the purposes of enforcing any award, judgment may be entered on an award by any court of competent jurisdiction. The proceedings shall be conducted in accordance with the rules of the Society of Maritime Arbitrators, Inc.

In cases where neither the claim nor any counterclaim exceeds the sum of USD50,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the Shortened Arbitration Procedure of the Society of Maritime Arbitrators, Inc. current at the time when the arbitration proceedings are commenced.

(c) This Agreement shall be governed by and construed in accordance with the laws of the place mutually agreed by the parties and any dispute arising out of or in connection with this Agreement shall be referred to arbitration at a mutually agreed place, subject to the procedures applicable there.

~~**(d)** Notwithstanding Sub-clauses 23(a), 23(b) or 23(c) above, the parties may agree at any time to refer to mediation any difference and/or dispute arising out of or in connection with this Agreement.~~

~~**(i)** In the case of a dispute in respect of which arbitration has been commenced under Sub-clauses 23(a), 23(b) or 23(c) above, the following shall apply:~~

~~**(ii)** Either party may at any time and from time to time elect to refer the dispute or part of the dispute to mediation by service on the other party of a written notice (the "Mediation Notice") calling on the other party to agree to mediation.~~

~~**(iii)** The other party shall thereupon within 14 calendar days of receipt of the Mediation Notice confirm that they agree to mediation, in which case the parties shall thereafter agree a mediator within a further 14 calendar days, failing which on the application of either party a mediator will be appointed promptly by the Arbitration Tribunal ("the Tribunal") or such person as the Tribunal may designate for that purpose. The mediation shall be conducted in such place and in accordance with such procedure and on such terms as the parties may agree or, in the event of disagreement, as may be set by the mediator.~~

~~**(iv)** If the other party does not agree to mediate, that fact may be brought to the attention of the Tribunal and may be taken into account by the Tribunal when allocating the costs of the arbitration as between the parties.~~

~~**(v)** The mediation shall not affect the right of either party to seek such relief or take such steps as it considers necessary to protect its interest.~~

~~**(vi)** Either party may advise the Tribunal that they have agreed to mediation. The arbitration procedure shall continue during the conduct of the mediation but the Tribunal may take the mediation timetable into account when setting the timetable for steps in the arbitration.~~

~~**(vii)** Unless otherwise agreed or specified in the mediation terms, each party shall bear its own costs incurred in the mediation and the parties shall share equally the mediator's costs and expenses.~~

~~**(viii)** The mediation process shall be without prejudice and confidential and no information or documents disclosed during it shall be revealed to the Tribunal except to the extent that they are disclosable under the law and procedure governing the arbitration.~~

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~~(Note: The parties should be aware that the mediation process may not necessarily interrupt time limits.)~~

~~(e) If Box 21 in Part I is not appropriately filled in, Sub-clause 23(a) of this Clause shall apply.~~

~~Note: Sub-clauses 23(a), 23(b) and 23(c) are alternatives; indicate alternative agreed in Box 21. Sub-clause 23(d) shall apply in all cases.~~

24. Notices

(a) All notices given by either party or their agents to the other party or their agents in accordance with the provisions of this Agreement shall be in writing and shall, unless specifically provided in this Agreement to the contrary, be sent to the address for that other party as set out in Boxes 22 and 23 or as appropriate or to such other address as the other party may designate in writing.

A notice may be sent by registered or recorded mail, facsimile, electronically or delivered by hand in accordance with this Sub-clause 24(a).

(b) Any notice given under this Agreement shall take effect on receipt by the other party and shall be deemed to have been received:

(i) if posted, on the seventh (7th) day after posting;

(ii) if sent by facsimile or electronically, on the day of transmission; and

(iii) if delivered by hand, on the day of delivery.

And in each case proof of posting, handing in or transmission shall be proof that notice has been given, unless proven to the contrary.

25. Entire Agreement

This Agreement constitutes the entire agreement between the parties and no promise, undertaking, representation, warranty or statement by either party prior to the date stated in Box 2 shall affect this Agreement. Any modification of this Agreement shall not be of any effect unless in writing signed by or on behalf of the parties.

26. Third Party Rights

Except to the extent provided in Sub-clauses 17(c) (Indemnity) and 17(d) (Himalaya), no third parties may enforce any term of this Agreement.

27. Partial Validity

If any provision of this Agreement is or becomes or is held by any arbitrator or other competent body to be illegal, invalid or unenforceable in any respect under any law or jurisdiction, the provision shall be deemed to be amended to the extent necessary to avoid such illegality, invalidity or unenforceability, or, if such amendment is not possible, the provision shall be deemed to be deleted from this Agreement to the extent of such illegality, invalidity or unenforceability, and the remaining provisions shall continue in full force and effect and shall not in any way be affected or impaired thereby.

28. Interpretation

In this Agreement:

(a) *Singular/Plural*
The singular includes the plural and vice versa as the context admits or requires.

(b) *Headings*
The index and headings to the clauses and appendices to this Agreement are for convenience only and shall not affect its construction or interpretation.

(c) *Day*
"Day" means a calendar day unless expressly stated to the contrary.

29. MLC

"MLC" under this clause means the International Labour Organisation (ILO) Maritime Labour Convention (MLC 2006) and any amendment thereto or substitution thereof.

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"Shipowner" shall mean the party named as 'shipowner' on the Maritime Labour Certificate for the Vessel.

(a) Subject to clause 3 (Authority of Managers), the Managers shall, to the extent of their Mangement Services, assume the Shipowners' duties and responsibilities imposed by the MLC for the Vessel, on behalf of the Shipowner.

(b) The Owners shall ensure compliance with the MLC in respect of any crew members supplied by them or on their behalf.

(c) The Owners shall procure, whether by instructing the Managers under Clause 7 (Insurance Arrangements) or otherwise, insurance cover or financial security to satisfy the Shipowners' financial security obligations under the MLC.

30. Nomination

In the event of HMAC nominating a Buyer under the Memorandum of Agreement, the Nominee, its successors and assigns shall succeed to all the rights and obligations of HMAC under this Agreement and HMAC shall be released from all rights and obligations hereunder. Such nomination may be effected by service on the Managers of a notice signed by HMAC and the Nominee confirming that HMAC has transferred all its rights and obligations hereunder to the Buyer and that the Buyer has accepted the same. If the Managers require HMAC and/or the Buyer to enter into further documentation confirming such novation HMAC and the Buyer will enter into such further documentation as the Managers may reasonably require provided that any expenses including legal and other costs incurred in connection with such documentation shall be for the account of HMAC.

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